Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE		October 16, 2019

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER 2019

Highlights

•	Net Earnings of $110.0 Million, or $0.92 Per Diluted Share
•	Loan and Lease Production of $1.2 Billion; $263 Million of Net Loan Growth
•	Core Deposits Growth of $854 million; Represent 84% of Total Deposits
•	Net Charge-offs to Average Loans of 10 basis points in Third Quarter; 12 basis points Year-To-Date

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2019 of $110.0 million, or $0.92 per diluted share, compared to net earnings for the second quarter of 2019 of $128.1 million, or $1.07 per diluted share. The decrease in net earnings in the third quarter of 2019 was due primarily to a $22.2 million pre-tax gain on the sale of securities in the second quarter of 2019 that contributed $0.13 per diluted share.

Matt Wagner, President and CEO, commented, “We had a solid quarter highlighted by very strong core deposits growth, another quarter of consistent loan production from all of our business groups, and the continuation of our trend of lower credit costs. Our third quarter of 2019 results produced a return on assets of 1.65% and a return on tangible equity of 19.01%.”

Mr. Wagner continued, “In a very competitive market, we achieved our largest core deposit growth quarter ever with growth of $854 million in the third quarter. Core deposits generation, with an emphasis on noninterest-bearing deposits, remains a priority in this declining-rate environment. We achieved solid loan and lease production of $1.2 billion in the third quarter bringing our net loan growth to $778 million, or 6% annualized, for the first nine months of 2019.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights	2019	2019	(Decrease)	2019	2018	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$110,026	$128,125	$(18,099)	$350,755	$350,298	$457
Diluted earnings per share	$0.92	$1.07	$(0.15)	$2.91	$2.79	$0.12
Return on average assets	1.65%	1.99%	(0.34)	1.80%	1.94%	(0.14)
Return on average tangible equity (1)	19.01%	23.15%	(4.14)	20.90%	21.22%	(0.32)

Net interest margin ("NIM") (tax equivalent)	4.46%	4.72%	(0.26)	4.62%	5.09%	(0.47)
Yield on average loans and leases (tax equivalent)	5.91%	6.26%	(0.35)	6.11%	6.20%	(0.09)
Cost of average total deposits	0.83%	0.81%	0.02	0.79%	0.38%	0.41
Efficiency ratio	42.3%	41.6%	0.7	42.1%	40.8%	1.3

Total assets	$26,724,627	$26,344,414	$380,213	$26,724,627	$24,782,126	$1,942,501
Loans and leases held for investment, net of deferred fees	$18,735,543	$18,472,852	$262,691	$18,735,543	$17,230,146	$1,505,397
Noninterest-bearing demand deposits	$7,441,185	$7,299,213	$141,972	$7,441,185	$7,834,480	$(393,295)
Core deposits	$16,471,264	$15,617,488	$853,776	$16,471,264	$15,512,742	$958,522
Total deposits	$19,733,203	$18,805,756	$927,447	$19,733,203	$17,879,543	$1,853,660

As percentage of total deposits:
Noninterest-bearing demand deposits	38%	39%	(1)	38%	44%	(6)
Core deposits	84%	83%	1	84%	87%	(3)

Equity to assets ratio	18.41%	18.42%	(0.01)	18.41%	19.13%	(0.72)
Tangible common equity ratio (1)	9.65%	9.50%	0.15	9.65%	9.61%	0.04
Book value per share	$41.06	$40.49	$0.57	$41.06	$38.46	$2.60
Tangible book value per share (1)	$19.43	$18.83	$0.60	$19.43	$17.28	$2.15

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $8.7 million to $252.2 million for the third quarter of 2019 compared to $260.9 million for the second quarter of 2019 due mainly to a lower yield on average loans and leases, offset partially by a higher balance of average loans and leases and one more day in the third quarter of 2019. The tax equivalent yield on average loans and leases was 5.91% for the third quarter of 2019 compared to 6.26% for the second quarter of 2019. The decrease in the yield on average loans and leases was due principally to the repricing of variable-rate loans causing lower coupon interest in addition to lower loan prepayment fees in the third quarter compared to the second quarter. The prepayment fees added five basis points to the third quarter loan and lease yield and 14 basis points to the second quarter loan and lease yield.

The tax equivalent NIM was 4.46% for the third quarter of 2019 compared to 4.72% for the second quarter of 2019. The decrease in the NIM was due mainly to lower coupon interest, lower loan prepayment fees, and lower loan fee income.

The cost of average total deposits increased to 0.83% for the third quarter of 2019 from 0.81% for the second quarter of 2019 due to a higher average balance of core interest-bearing deposits combined with a lower average balance of noninterest-bearing deposits. The cost of average interest-bearing deposits declined by one basis point in the third quarter and the cost of average total deposits for the month of September was 0.80%, reflecting actions taken to reduce certain deposit rates in light of the fed funds target rate cuts during the third quarter.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Provision for Credit Losses	2019	2019	(Decrease)
	(In thousands)
Addition to allowance for loan and lease losses	$8,000	$10,000	$(2,000)
Reduction to reserve for unfunded loan commitments	(1,000)	(2,000)	1,000
Total provision for credit losses	$7,000	$8,000	$(1,000)

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2019	2019	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,525	$3,771	$(246)
Other commissions and fees	10,855	11,590	(735)
Leased equipment income	9,615	9,182	433
Gain on sale of loans and leases	765	326	439
Gain on sale of securities	908	22,192	(21,284)
Other income:
Dividends and gains (losses) on equity investments	14	(83)	97
Warrant income	3,936	1,214	2,722
Other	3,811	2,701	1,110
Total noninterest income	$33,429	$50,893	$(17,464)

Noninterest income decreased by $17.5 million to $33.4 million for the third quarter of 2019 compared to $50.9 million for the second quarter of 2019 due primarily to a $21.3 million decrease in the gain on sale of securities attributable to a $0.9 million net gain on sales of $143 million in the third quarter of 2019 compared to a $22.2 million net gain on sales of $980 million in the second quarter of 2019. We re-positioned a portion of our securities portfolio in the second quarter to shorten the duration of the portfolio and to enhance liquidity. Partially offsetting the decrease in the gain on sale of securities was a $2.7 million increase in warrant income and a $1.1 million increase in other income for the third quarter of 2019. The increase in warrant income was due to higher gains resulting from exercised warrants. The increase in other income was mainly due to higher gains from lease terminations.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2019	2019	(Decrease)
	(In thousands)
Compensation	$71,424	$68,956	$2,468
Occupancy	14,089	14,457	(368)
Data processing	7,044	6,817	227
Other professional services	4,400	4,629	(229)
Insurance and assessments	4,100	4,098	2
Intangible asset amortization	4,833	4,870	(37)
Leased equipment depreciation	5,951	5,558	393
Foreclosed assets expense (income), net	8	(146)	154
Loan expense	3,628	3,451	177
Other	11,332	12,737	(1,405)
Total noninterest expense	$126,809	$125,427	$1,382

Noninterest expense increased by $1.4 million to $126.8 million for the third quarter of 2019 compared to $125.4 million for the second quarter of 2019 attributable primarily to a $2.5 million increase in compensation expense, offset partially by a $1.4 million decrease in other expense. Compensation expense increased due mainly to higher incentives expense and higher stock compensation expense, partially offset by lower payroll taxes and benefits expense. Other expense decreased primarily due to lower business development expense and a loss on the early termination of an office lease in the second quarter.

Income Taxes

The overall effective income tax rate was 27.5% for the third quarter of 2019 and 28.2% for the second quarter of 2019. The effective tax rate for the full year 2019 is estimated to be in the range of 27-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Roll Forward of Loans and Leases Held	September 30,	June 30,	September 30,
for Investment, Net of Deferred Fees (1)	2019	2019	2019
	(Dollars in thousands)
Balance, beginning of period	$18,472,852	$18,307,697	$17,957,713
Additions:
Production	1,230,817	1,436,299	3,841,954
Disbursements	1,288,111	1,293,747	3,774,830
Total production and disbursements	2,518,928	2,730,046	7,616,784
Reductions:
Payoffs	(1,390,883)	(1,529,213)	(3,853,396)
Paydowns	(837,551)	(979,987)	(2,856,502)
Total payoffs and paydowns	(2,228,434)	(2,509,200)	(6,709,898)
Sales	(21,302)	(38,054)	(76,292)
Transfers to foreclosed assets	-	-	(37)
Charge-offs	(6,501)	(17,637)	(27,603)
Transfers to loans held for sale	-	-	(25,124)
Total reductions	(2,256,237)	(2,564,891)	(6,838,954)
Net increase	262,691	165,155	777,830
Balance, end of period	$18,735,543	$18,472,852	$18,735,543

Weighted average rate on production (2)	5.45%	5.15%	5.21%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 30 basis points to loan yields in 2019 and 31 basis points to loan yields in 2018.

Loans and leases held for investment, net of deferred fees, increased by $262.7 million, or 6% annualized, in the third quarter of 2019 to $18.7 billion at September 30, 2019. The net loan growth in the third quarter was primarily from the asset-based loan portfolio class and residential real estate construction loan portfolio class.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	September 30, 2019		June 30, 2019		September 30, 2018
		% of		% of		% of
Loan and Lease Portfolio	Amount	Total	Amount	Total	Amount	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,300,566	23%	$4,435,274	24%	$4,932,823	28%
Income producing and other residential	3,596,358	19%	3,640,752	20%	2,745,837	16%
Total real estate mortgage	7,896,924	42%	8,076,026	44%	7,678,660	44%
Real estate construction and land:
Commercial	1,009,362	6%	972,891	5%	854,346	5%
Residential	1,542,112	8%	1,403,239	8%	1,146,611	7%
Total real estate construction and land	2,551,474	14%	2,376,130	13%	2,000,957	12%
Total real estate	10,448,398	56%	10,452,156	57%	9,679,617	56%
Commercial:
Asset-based	3,810,741	20%	3,606,007	19%	3,222,311	19%
Venture capital	2,209,649	12%	2,194,743	12%	2,031,895	12%
Other commercial	1,858,167	10%	1,773,564	10%	1,897,852	11%
Total commercial	7,878,557	42%	7,574,314	41%	7,152,058	42%
Consumer	408,588	2%	446,382	2%	398,471	2%
Total loans and leases held for investment, net of deferred fees	$18,735,543	100%	$18,472,852	100%	$17,230,146	100%

Total unfunded loan commitments	$7,790,796		$7,610,899		$7,055,833

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$135,037	$34,861	$169,898
Charge-offs	(6,501)	-	(6,501)
Recoveries	2,016	-	2,016
Net charge-offs	(4,485)	-	(4,485)
Provision	8,000	(1,000)	7,000
Ending balance	$138,552	$33,861	$172,413

	Three Months Ended June 30, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$136,281	$36,861	$173,142
Charge-offs	(17,637)	-	(17,637)
Recoveries	6,393	-	6,393
Net charge-offs	(11,244)	-	(11,244)
Provision	10,000	(2,000)	8,000
Ending balance	$135,037	$34,861	$169,898

The allowance for credit losses as a percentage of loans and leases held for investment was 0.92% at both September 30, 2019 and June 30, 2019.

Gross charge-offs for the third quarter of 2019 were $6.5 million and included $4.4 million for venture capital loans and $1.7 million for other commercial loans compared to gross charge-offs for the second quarter of 2019 of $17.6 million that included $11.8 million for a single asset-based loan, $3.7 million for other commercial loans, and $1.5 million for venture capital loans.

Recoveries for the third quarter of 2019 were $2.0 million and included $1.2 million for other commercial loans and $0.4 million for venture capital loans compared to recoveries for the second quarter of 2019 of $6.4 million that included $4.8 million for venture capital loans and $1.0 million for other commercial loans.

For the third quarter of 2019 and second quarter of 2019, annualized net charge-offs to average loans and leases were 0.10% and 0.25%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30, 2019		June 30, 2019		September 30, 2018
		% of		% of		% of
Deposit Composition	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Noninterest-bearing demand	$7,441,185	38%	$7,299,213	39%	$7,834,480	44%
Interest checking	3,645,660	18%	3,220,353	17%	2,277,537	13%
Money market	4,870,344	25%	4,578,083	24%	4,782,724	27%
Savings	514,075	3%	519,839	3%	618,001	3%
Total core deposits	16,471,264	84%	15,617,488	83%	15,512,742	87%
Non-core non-maturity deposits	479,732	2%	436,833	2%	483,528	3%
Total non-maturity deposits	16,950,996	86%	16,054,321	85%	15,996,270	90%
Time deposits $250,000 and under	2,282,976	12%	2,284,023	12%	1,509,214	8%
Time deposits over $250,000	499,231	2%	467,412	3%	374,059	2%
Total time deposits	2,782,207	14%	2,751,435	15%	1,883,273	10%
Total deposits	$19,733,203	100%	$18,805,756	100%	$17,879,543	100%

At September 30, 2019, core deposits totaled $16.5 billion, or 84% of total deposits, including $7.4 billion of noninterest-bearing demand deposits, or 38% of total deposits. The $854 million increase in core deposits for the third quarter of 2019 included strong growth in both our Venture Banking and Community Banking groups.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at September 30, 2019 were $1.8 billion, of which $1.5 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2019	2019	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$99,113	$81,265	$17,848
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	1,366	1,472	(106)
Total nonperforming assets ("NPAs")	$100,479	$82,737	$17,742

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.53%	0.44%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.54%	0.45%

Nonaccrual loans and leases held for investment (1)	$99,113	$81,265	$17,848
Performing TDRs held for investment	16,329	16,464	(135)
Total impaired loans and leases	$115,442	$97,729	$17,713

Loan and Lease Credit Risk Ratings:
Pass	$18,279,011	$18,042,569	$236,442
Special mention	267,925	239,304	28,621
Classified	188,607	190,979	(2,372)
Total loans and leases held for investment, net of deferred fees	$18,735,543	$18,472,852	$262,691

Classified loans and leases held for investment to loans and leases held for investment	1.01%	1.03%

Allowance for Credit Losses:
Allowance for credit losses	$172,413	$169,898	$2,515
Provision for credit losses (for the quarter)	$7,000	$8,000	$(1,000)
Net charge-offs (for the quarter)	$4,485	$11,244	$(6,759)
Net charge-offs to average loans and leases (for the quarter)	0.10%	0.25%
Allowance for credit losses to loans and leases held for investment	0.92%	0.92%
Allowance for credit losses to nonaccrual loans and leases held for investment	174.0%	209.1%

(1) Nonaccrual loans include guaranteed amounts of $15.4 million at September 30, 2019 and $13.0 million at June 30, 2019.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring.

During the third quarter of 2019, nonaccrual loans and leases increased by $17.8 million, while classified loans and leases decreased by $2.4 million and special mention loans and leases increased by $28.6 million. The increase in nonaccrual loans was primarily attributable to one previously classified $14.9 million security monitoring commercial loan. The increase in special mention loans and leases was due primarily to the downgrade of two security monitoring commercial loans totaling $49 million, partially offset by a net decrease from other activity.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	September 30, 2019		June 30, 2019		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2019	2019
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$19,515	0.5%	$17,012	0.4%	$-	$3,948
Income producing and other residential	2,868	0.1%	2,883	0.1%	3,750	3,262
Total real estate mortgage	22,383	0.3%	19,895	0.2%	3,750	7,210
Real estate construction and land:
Commercial	377	0.0%	390	0.0%	-	-
Residential	-	0.0%	-	0.0%	2,622	4,672
Total real estate construction and land	377	0.0%	390	0.0%	2,622	4,672
Commercial:
Asset-based	33,015	0.9%	32,236	0.9%	48	12,382
Venture capital	20,131	0.9%	22,501	1.0%	-	-
Other commercial	22,554	1.2%	5,799	0.3%	4,068	439
Total commercial	75,700	1.0%	60,536	0.8%	4,116	12,821
Consumer	653	0.2%	444	0.1%	795	964
Total held for investment	$99,113	0.5%	$81,265	0.4%	$11,283	$25,667

STOCK REPURCHASE PROGRAM

During the third quarter of 2019, there were no stock repurchases. At September 30, 2019, the remaining amount that could be used to repurchase shares under the $225 million Stock Repurchase Program was $124.7 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $26 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking groups. National Lending provides asset-based, equipment, real estate and security monitoring cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2019	2019	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$252,596	$185,075	$175,830
Interest-earning deposits in financial institutions	483,405	422,663	209,937
Total cash and cash equivalents	736,001	607,738	385,767

Securities available-for-sale, at estimated fair value	3,817,348	3,807,244	4,009,431
Federal Home Loan Bank stock, at cost	26,865	43,146	32,103
Total investment securities	3,844,213	3,850,390	4,041,534

Loans held for sale	-	-	-

Gross loans and leases held for investment	18,796,011	18,532,740	18,026,365
Deferred fees, net	(60,468)	(59,888)	(68,652)
Total loans and leases held for investment, net of deferred fees	18,735,543	18,472,852	17,957,713
Allowance for loan and lease losses	(138,552)	(135,037)	(132,472)
Total loans and leases held for investment, net	18,596,991	18,337,815	17,825,241

Equipment leased to others under operating leases	295,854	300,668	292,677
Premises and equipment, net	37,926	38,162	34,661
Foreclosed assets, net	1,366	1,472	5,299
Deferred tax asset, net	-	-	17,489
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	42,547	47,380	57,120
Other assets	621,059	612,119	522,896
Total assets	$26,724,627	$26,344,414	$25,731,354

LIABILITIES:
Noninterest-bearing deposits	$7,441,185	$7,299,213	$7,888,915
Interest-bearing deposits	12,292,018	11,506,543	10,981,586
Total deposits	19,733,203	18,805,756	18,870,501
Borrowings	1,253,031	1,913,059	1,371,114
Subordinated debentures	456,145	456,112	453,846
Accrued interest payable and other liabilities	362,140	317,477	210,305
Total liabilities	21,804,519	21,492,404	20,905,766
STOCKHOLDERS' EQUITY (1)	4,920,108	4,852,010	4,825,588
Total liabilities and stockholders’ equity	$26,724,627	$26,344,414	$25,731,354

Book value per share	$41.06	$40.49	$39.17
Tangible book value per share (2)	$19.43	$18.83	$18.02
Shares outstanding	119,831,192	119,829,104	123,189,833

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$95,887	$73,066	$(6,075)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$275,978	$284,236	$264,062	$834,443	$775,447
Investment securities	28,806	28,948	28,061	87,434	81,929
Deposits in financial institutions	2,424	1,349	519	4,423	1,555
Total interest income	307,208	314,533	292,642	926,300	858,931

Interest expense:
Deposits	40,703	38,720	21,121	113,658	51,306
Borrowings	6,852	7,210	3,814	21,772	7,383
Subordinated debentures	7,417	7,705	7,390	22,860	21,093
Total interest expense	54,972	53,635	32,325	158,290	79,782

Net interest income	252,236	260,898	260,317	768,010	779,149
Provision for credit losses	7,000	8,000	11,500	19,000	33,000

Net interest income after provision for credit losses	245,236	252,898	248,817	749,010	746,149

Noninterest income:
Service charges on deposit accounts	3,525	3,771	3,979	11,026	12,418
Other commissions and fees	10,855	11,590	12,397	33,453	34,429
Leased equipment income	9,615	9,182	9,120	28,079	28,497
Gain on sale of loans and leases	765	326	-	1,091	4,675
Gain on sale of securities	908	22,192	826	25,261	7,390
Other income	7,761	3,832	10,590	16,476	27,700
Total noninterest income	33,429	50,893	36,912	115,386	115,109

Noninterest expense:
Compensation	71,424	68,956	72,333	211,225	213,269
Occupancy	14,089	14,457	13,069	42,866	39,867
Data processing	7,044	6,817	6,740	20,786	20,295
Other professional services	4,400	4,629	6,058	13,542	15,754
Insurance and assessments	4,100	4,098	5,446	12,236	16,503
Intangible asset amortization	4,833	4,870	5,587	14,573	17,520
Leased equipment depreciation	5,951	5,558	5,001	17,160	15,613
Foreclosed assets expense (income), net	8	(146)	(257)	(109)	(440)
Acquisition, integration and reorganization costs	-	-	800	618	800
Loan expense	3,628	3,451	2,249	9,964	7,578
Other expense	11,332	12,737	11,127	35,662	35,238
Total noninterest expense	126,809	125,427	128,153	378,523	381,997

Earnings before income taxes	151,856	178,364	157,576	485,873	479,261
Income tax expense	41,830	50,239	41,289	135,118	128,963
Net earnings	$110,026	$128,125	$116,287	$350,755	$350,298

Basic and diluted earnings per share	$0.92	$1.07	$0.94	$2.91	$2.79
Dividends declared and paid per share	$0.60	$0.60	$0.60	$1.80	$1.70

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$110,026	$128,125	$116,287	$350,755	$350,298
Less: earnings allocated to unvested restricted stock (1)	(1,369)	(1,190)	(1,428)	(3,725)	(3,899)
Net earnings allocated to common shares	$108,657	$126,935	$114,859	$347,030	$346,399

Weighted-average basic shares and unvested restricted stock outstanding	119,831	120,042	123,657	120,691	125,728
Less: weighted-average unvested restricted stock outstanding	(1,622)	(1,462)	(1,537)	(1,480)	(1,473)
Weighted-average basic shares outstanding	118,209	118,580	122,120	119,211	124,255

Basic earnings per share	$0.92	$1.07	$0.94	$2.91	$2.79

Diluted Earnings Per Share:
Net earnings allocated to common shares	$108,657	$126,935	$114,859	$347,030	$346,399

Weighted-average basic shares outstanding	118,209	118,580	122,120	119,211	124,255

Diluted earnings per share	$0.92	$1.07	$0.94	$2.91	$2.79

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,539,281	$276,309	5.91%	$18,239,690	$284,513	6.26%	$16,913,792	$264,371	6.20%
Investment securities (3)	3,809,243	32,213	3.36%	3,790,436	29,462	3.12%	3,844,201	29,711	3.07%
Deposits in financial institutions	445,152	2,424	2.16%	228,702	1,349	2.37%	108,485	519	1.90%
Total interest-earning assets (1)	22,793,676	310,946	5.41%	22,258,828	315,324	5.68%	20,866,478	294,601	5.60%
Other assets	3,612,927			3,590,361			3,491,293
Total assets	$26,406,603			$25,849,189			$24,357,771

Liabilities and Stockholders' Equity:
Interest checking	$3,598,698	11,942	1.32%	$3,242,960	10,644	1.32%	$2,433,837	5,135	0.84%
Money market	5,121,856	14,807	1.15%	5,046,021	14,604	1.16%	5,270,297	10,689	0.80%
Savings	515,649	218	0.17%	525,648	227	0.17%	629,241	233	0.15%
Time	2,795,573	13,736	1.95%	2,731,156	13,245	1.95%	1,778,552	5,064	1.13%
Total interest-bearing deposits	12,031,776	40,703	1.34%	11,545,785	38,720	1.35%	10,111,927	21,121	0.83%
Borrowings	1,181,313	6,852	2.30%	1,142,223	7,210	2.53%	720,449	3,814	2.10%
Subordinated debentures	456,011	7,417	6.45%	454,901	7,705	6.79%	452,312	7,390	6.48%
Total interest-bearing liabilities	13,669,100	54,972	1.60%	13,142,909	53,635	1.64%	11,284,688	32,325	1.14%
Noninterest-bearing demand deposits	7,487,555			7,544,027			8,120,306
Other liabilities	359,202			343,364			203,958
Total liabilities	21,515,857			21,030,300			19,608,952
Stockholders' equity	4,890,746			4,818,889			4,748,819
Total liabilities and stockholders' equity	$26,406,603			$25,849,189			$24,357,771
Net interest income (1)		$255,974			$261,689			$262,276
Net interest spread (1)			3.81%			4.04%			4.46%
Net interest margin (1)			4.46%			4.72%			4.99%

Total deposits (4)	$19,519,331	$40,703	0.83%	$19,089,812	$38,720	0.81%	$18,232,233	$21,121	0.46%

(1)	Tax equivalent.

(2)	Includes discount accretion on acquired loans of $2.6 million, $3.5 million, and $6.1 million for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

(3)	Includes tax-equivalent adjustments of $3.4 million, $0.5 million, and $1.7 million for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018 related to tax-exempt income on investment securities.

The federal statutory tax rate utilized was 21%.

(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$252,596	$185,075	$224,758	$175,830	$196,502
Interest-earning deposits in financial institutions	483,405	422,663	332,124	209,937	185,284
Total cash and cash equivalents	736,001	607,738	556,882	385,767	381,786

Securities available-for-sale	3,817,348	3,807,244	3,994,708	4,009,431	3,820,333
Federal Home Loan Bank stock	26,865	43,146	29,430	32,103	31,077
Total investment securities	3,844,213	3,850,390	4,024,138	4,041,534	3,851,410

Loans held for sale	-	-	25,124	-	-

Gross loans and leases held for investment	18,796,011	18,532,740	18,371,295	18,026,365	17,295,589
Deferred fees, net	(60,468)	(59,888)	(63,598)	(68,652)	(65,443)
Total loans and leases held for investment, net of deferred fees	18,735,543	18,472,852	18,307,697	17,957,713	17,230,146
Allowance for loan and lease losses	(138,552)	(135,037)	(136,281)	(132,472)	(141,920)
Total loans and leases held for investment, net	18,596,991	18,337,815	18,171,416	17,825,241	17,088,226

Equipment leased to others under operating leases	295,854	300,668	293,853	292,677	275,707
Premises and equipment, net	37,926	38,162	37,783	34,661	34,012
Foreclosed assets, net	1,366	1,472	3,291	5,299	4,407
Deferred tax asset, net	-	-	-	17,489	41,280
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	42,547	47,380	52,250	57,120	62,106
Other assets	621,059	612,119	610,731	522,896	494,522
Total assets	$26,724,627	$26,344,414	$26,324,138	$25,731,354	$24,782,126

LIABILITIES:
Noninterest-bearing deposits	$7,441,185	$7,299,213	$7,712,409	$7,888,915	$7,834,480
Interest-bearing deposits	12,292,018	11,506,543	11,573,518	10,981,586	10,045,063
Total deposits	19,733,203	18,805,756	19,285,927	18,870,501	17,879,543
Borrowings	1,253,031	1,913,059	1,481,087	1,371,114	1,513,166
Subordinated debentures	456,145	456,112	454,458	453,846	452,944
Accrued interest payable and other liabilities	362,140	317,477	311,684	210,305	194,788
Total liabilities	21,804,519	21,492,404	21,533,156	20,905,766	20,040,441
STOCKHOLDERS' EQUITY (1)	4,920,108	4,852,010	4,790,982	4,825,588	4,741,685
Total liabilities and stockholders’ equity	$26,724,627	$26,344,414	$26,324,138	$25,731,354	$24,782,126

Book value per share	$41.06	$40.49	$39.86	$39.17	$38.46
Tangible book value per share (2)	$19.43	$18.83	$18.22	$18.02	$17.28
Shares outstanding	119,831,192	119,829,104	120,201,149	123,189,833	123,283,450

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$95,887	$73,066	$37,258	$(6,075)	$(43,854)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$275,978	$284,236	$274,229	$272,522	$264,062
Investment securities	28,806	28,948	29,680	29,690	28,061
Deposits in financial institutions	2,424	1,349	650	527	519
Total interest income	307,208	314,533	304,559	302,739	292,642

Interest expense:
Deposits	40,703	38,720	34,235	28,834	21,121
Borrowings	6,852	7,210	7,710	4,602	3,814
Subordinated debentures	7,417	7,705	7,738	7,538	7,390
Total interest expense	54,972	53,635	49,683	40,974	32,325

Net interest income	252,236	260,898	254,876	261,765	260,317
Provision for credit losses	7,000	8,000	4,000	12,000	11,500
Net interest income after provision for credit losses	245,236	252,898	250,876	249,765	248,817

Noninterest income:
Service charges on deposit accounts	3,525	3,771	3,730	4,091	3,979
Other commissions and fees	10,855	11,590	11,008	11,114	12,397
Leased equipment income	9,615	9,182	9,282	9,384	9,120
Gain on sale of loans and leases	765	326	-	-	-
Gain on sale of securities	908	22,192	2,161	786	826
Other income	7,761	3,832	4,883	8,151	10,590
Total noninterest income	33,429	50,893	31,064	33,526	36,912

Noninterest expense:
Compensation	71,424	68,956	70,845	69,299	72,333
Occupancy	14,089	14,457	14,320	13,356	13,069
Data processing	7,044	6,817	6,925	6,930	6,740
Other professional services	4,400	4,629	4,513	6,198	6,058
Insurance and assessments	4,100	4,098	4,038	4,202	5,446
Intangible asset amortization	4,833	4,870	4,870	4,986	5,587
Leased equipment depreciation	5,951	5,558	5,651	5,758	5,001
Foreclosed assets expense (income), net	8	(146)	29	(311)	(257)
Acquisition, integration and reorganization costs	-	-	618	970	800
Loan expense	3,628	3,451	2,885	2,991	2,249
Other expense	11,332	12,737	11,593	14,856	11,127
Total noninterest expense	126,809	125,427	126,287	129,235	128,153

Earnings before income taxes	151,856	178,364	155,653	154,056	157,576
Income tax expense	41,830	50,239	43,049	39,015	41,289
Net earnings	$110,026	$128,125	$112,604	$115,041	$116,287

Basic and diluted earnings per share	$0.92	$1.07	$0.92	$0.93	$0.94
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.65%	1.99%	1.77%	1.84%	1.89%
Return on average equity (1)	8.93%	10.66%	9.48%	9.59%	9.72%
Return on average tangible equity (1)(2)	19.01%	23.15%	20.64%	21.23%	21.61%
Efficiency ratio	42.3%	41.6%	42.4%	41.7%	40.9%
Noninterest expense as a percentage of average assets (1)	1.91%	1.95%	1.99%	2.07%	2.09%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.91%	6.26%	6.16%	6.27%	6.20%
Average interest-earning assets (3)	5.41%	5.68%	5.60%	5.68%	5.60%
Cost of:
Average interest-bearing deposits	1.34%	1.35%	1.24%	1.10%	0.83%
Average total deposits	0.83%	0.81%	0.73%	0.62%	0.46%
Average interest-bearing liabilities	1.60%	1.64%	1.57%	1.40%	1.14%
Net interest spread (3)	3.81%	4.04%	4.03%	4.28%	4.46%
Net interest margin (3)	4.46%	4.72%	4.69%	4.91%	4.99%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$18,539,281	$18,239,690	$18,064,230	$17,275,343	$16,913,792
Interest-earning assets	22,793,676	22,258,828	22,144,711	21,269,363	20,866,478
Total assets	26,406,603	25,849,189	25,775,949	24,784,462	24,357,771
Liabilities:
Noninterest-bearing deposits	7,487,555	7,544,027	7,783,652	8,163,699	8,120,306
Interest-bearing deposits	12,031,776	11,545,785	11,156,773	10,422,761	10,111,927
Total deposits	19,519,331	19,089,812	18,940,425	18,586,460	18,232,233
Borrowings	1,181,313	1,142,223	1,218,319	764,039	720,449
Subordinated debentures	456,011	454,901	454,203	452,998	452,312
Interest-bearing liabilities	13,669,100	13,142,909	12,829,295	11,639,798	11,284,688
Stockholders' equity	4,890,746	4,818,889	4,815,965	4,758,401	4,748,819

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.53%	0.44%	0.48%	0.44%	0.66%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.54%	0.45%	0.50%	0.47%	0.68%
Classified loans and leases held for investment to loans and leases held for investment	1.01%	1.03%	1.04%	1.32%	1.51%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	0.15%	0.18%	0.09%	0.28%	0.27%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.10%	0.25%	0.00%	0.46%	0.04%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.20%	0.18%	0.22%	0.26%	0.28%
Allowance for credit losses to loans and leases held for investment	0.92%	0.92%	0.95%	0.94%	1.03%
Allowance for credit losses to nonaccrual loans and leases held for investment	174.0%	209.1%	195.6%	213.5%	156.9%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	9.50%	9.49%	9.38%	10.13%	10.10%
Common equity tier 1 capital ratio (1)	9.55%	9.53%	9.48%	10.01%	10.18%
Tier 1 capital ratio (1)	9.55%	9.53%	9.48%	10.01%	10.18%
Total capital ratio (1)	12.16%	12.18%	12.15%	12.72%	13.03%
Risk-weighted assets (1)	$23,579,614	$23,117,199	$22,939,074	$22,525,096	$21,650,542

Equity to assets ratio	18.41%	18.42%	18.20%	18.75%	19.13%
Tangible common equity ratio (2)	9.65%	9.50%	9.23%	9.60%	9.61%
Book value per share	$41.06	$40.49	$39.86	$39.17	$38.46
Tangible book value per share (2)	$19.43	$18.83	$18.22	$18.02	$17.28

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	10.72%	10.76%	10.57%	10.80%	10.78%
Common equity tier 1 capital ratio (1)	10.79%	10.80%	10.69%	10.68%	10.87%
Tier 1 capital ratio (1)	10.79%	10.80%	10.69%	10.68%	10.87%
Total capital ratio (1)	11.52%	11.53%	11.45%	11.44%	11.69%

(1) Capital information for September 30, 2019 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2019	2019	2018	2019	2018
	(Dollars in thousands)
Net earnings	$110,026	$128,125	$116,287	$350,755	$350,298

Average stockholders' equity	$4,890,746	$4,818,889	$4,748,819	$4,842,140	$4,826,944
Less: Average intangible assets	2,593,925	2,598,762	2,614,055	2,598,806	2,619,624
Average tangible common equity	$2,296,821	$2,220,127	$2,134,764	$2,243,334	$2,207,320

Return on average equity (1)	8.93%	10.66%	9.72%	9.68%	9.70%
Return on average tangible equity (2)	19.01%	23.15%	21.61%	20.90%	21.22%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
Stockholders' equity	$4,920,108	$4,852,010	$4,790,982	$4,825,588	$4,741,685
Less: Intangible assets	2,591,217	2,596,050	2,600,920	2,605,790	2,610,776
Tangible common equity	$2,328,891	$2,255,960	$2,190,062	$2,219,798	$2,130,909

Total assets	$26,724,627	$26,344,414	$26,324,138	$25,731,354	$24,782,126
Less: Intangible assets	2,591,217	2,596,050	2,600,920	2,605,790	2,610,776
Tangible assets	$24,133,410	$23,748,364	$23,723,218	$23,125,564	$22,171,350

Equity to assets ratio	18.41%	18.42%	18.20%	18.75%	19.13%
Tangible common equity ratio (1)	9.65%	9.50%	9.23%	9.60%	9.61%

Book value per share	$41.06	$40.49	$39.86	$39.17	$38.46
Tangible book value per share (2)	$19.43	$18.83	$18.22	$18.02	$17.28
Shares outstanding	119,831,192	119,829,104	120,201,149	123,189,833	123,283,450

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.